Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Alpha and Omega Semiconductor Limited
Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 19, 2022, relating to the consolidated financial statements and schedule and the effectiveness of Alpha and Omega Semiconductor Limited’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2022.

/s/ BDO USA, LLP
San Jose, California

February 8, 2023